UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2019

TARONIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

300 W. Clarendon Avenue, Suite 230

Phoenix, AZ 85013

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866-370-3835)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRNX	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01  Entry into a Material Definitive Agreement.

Exchange Agreement

As previously disclosed on a current report on Form 8-K filed with the SEC on November 15, 2019, Taronis Technologies, Inc. (the “Company”) entered into a Securities Purchase Agreement (“Series G SPA”) dated November 13, 2019 with certain institutional investors (“Series G Investors”) pursuant to which the Company sold to each Series G Investor, among other securities, an aggregate of 3,500 shares of Series G Convertible Preferred Stock (“Series G Preferred Shares”). The Series G Preferred Shares had a fixed conversion price of $2.25 and were convertible into an aggregate of 1,555,556 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”). As previously disclosed on a current report on Form 8-K filed with the SEC on December 13, 2019, the Company entered into a Securities Purchase Agreement (“Series H-1 SPA”) dated December 12, 2019 with institutional investors (“Series H-1 Investors”; together with the Series G Investors, referred to herein collectively as the “Series G & H-1 Investors”) pursuant to which the Company sold to each Series H-1 Investor, among other securities, an aggregate of 2,000 shares of Series H-1 Preferred Stock (“Series H-1 Preferred Shares”). The Series H-1 Preferred Shares were not convertible into shares of Common Stock.

On December 23, 2019, the Company and the Series G & H-1 Investors entered into Exchange Agreements (the “Exchange Agreements”), pursuant to which the Series G & H-1 Investors have agreed to exchange all the issued and outstanding Series G Preferred Shares and Series H-1 Preferred Shares and relinquish any and all rights thereunder, for 5,500 shares of the Company’s newly authorized Series G-1 Convertible Preferred Stock, par value $0.001 per share (the “Series G-1 Preferred Shares”). The Company anticipates that the closing of the Exchange (as defined in the Exchange Agreements) will occur on or about December 26, 2019 (the “Closing Date”), subject to customary closing conditions.

The Company anticipates relying upon the exemption from registration provided by Section 3(a)(9) under the Securities Act of 1933, in connection with the issuance of the Series G-1 Preferred Shares.

The above description of the Exchange Agreements does not purport to be complete and is qualified in its entirety by the full text of such Form of Exchange Agreement, which is incorporated herein and attached hereto as Exhibit 10.1.

Series G-1 Convertible Preferred Stock

The Company shall designate in a Certificate of Designations, Preferences and Rights of Series G-1 Convertible Preferred Stock (“Certificate of Designation”) a new class of preferred stock as “Series G-1 Convertible Preferred Stock” in the aggregate amount of 5,500 shares with each Series G-1 Preferred Share having a stated value of $1,000. At the closing of the Exchange (as defined in the Certificate of Designation), the Company will issue 5,500 Series G-1 Preferred Shares.

Subject to certain conversion limitations, at any time or times on or after the issuance date, any holder will be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined in the Certificate of Designation) into fully paid and nonassessable shares of Common Stock at the Conversion Rate (as defined in the Certificate of Designation).

On January 31, 2020, the Company shall redeem in the aggregate on such date 2,000 Series G-1 Preferred Shares (or such lesser amount of shares outstanding) by paying to the holders cash, by wire transfer of immediately available funds in an amount equal to the Conversion Amount being redeemed. If any Series G-1 Preferred Shares remain outstanding on the Maturity Date (as defined in the Certificate of Designation), the Company shall redeem such Series G-1 Preferred Shares in cash in an amount equal to the Conversion Amount for each such Series G-1 Preferred Share.

The Series G-1 Preferred Shares will mature on November 16, 2020 and include an optional redemption right, which means that any time or times after May 15, 2020, the holders have the right to require that the Company redeem all or any portion of the conversion amount of such holder’s Series G-1 Preferred Shares then outstanding, upon proper notice, in cash. The Company also has the right to redeem all, but not less than all, of the Series G-1 Preferred Shares, in cash, at any time.

The holders of the Series G-1 Preferred Shares will have the right to vote with holders of common stock at stockholder meetings, or by written consent, as if the Series G-1 Preferred Shares were converted at an assumed conversion price of $1.91 per share.

The holders of Series G-1 Preferred Shares shall be entitled to receive dividends, when and as declared by the Board, from time to time, in its sole discretion. From and after the occurrence of a Triggering Event (as defined in the Certificate of Designation) until such time as all Triggering Events then outstanding are cured, the holders shall be entitled to receive dividends at a rate of eighteen percent (18.0%) per annum, which dividends shall be computed on the basis of a 360-day year and twelve 30-day months and shall compound each calendar month.

Upon a delisting of the Company’s common stock from the Nasdaq Capital Market, the conversion price will be adjusted from $2.25 per share (the “Fixed Conversion Price”) to equal the lowest of (i) the Fixed Conversion Price, (ii) the lowest volume weighted average price of the common stock during the four trading days immediately prior to any date of conversion by a holder, and (iii) either, if any Series G-1 Preferred Shares is converted during normal trading hours, the bid price at the time of conversion, and if converted after normal trading hours, the volume weighted average price of the common stock on the date of conversion.

Upon the occurrence of a Triggering Event, the holder may require the Company to redeem all or any of the Series G-1 Preferred Shares in cash by wire transfer of immediately available funds at a price equal to the greater of (x) 118% of the Conversion Amount being redeemed and (y) the product of (A) the Conversion Amount being redeemed and (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding such Triggering Event and ending on the date such Holder delivers the Triggering Event Redemption Notice, by (II) the lowest Conversion Price in effect during such period.

The above description of the “Series G-1 Convertible Preferred Stock” does not purport to be complete and is qualified in its entirety by the full text of such Series G-1 Convertible Preferred Stock in the Form of Certificate of Designation, which is incorporated herein and attached hereto as Exhibit 4.1.

Item 1.02 Termination of a Material Definitive Agreement.

Termination Agreement

As previously disclosed on a current report on Form 8-K filed with the SEC on December 10, 2019, the Company entered into a Securities Purchase Agreement (“Series H SPA”) dated December 9, 2019 with certain institutional investors (“Series H Investors”) pursuant to which the Company agreed to issue and sell to each Series H Investor, and each Series H Investor severally, but not jointly, agreed to purchase from the Company 29,412 shares of Series H Convertible Preferred Stock at a price of $850 per share of Series H Convertible Preferred Stock, and warrants to purchase approximately 19,608,001 shares of Common Stock for a total gross purchase price of $25,000,000 (the “Offering”). The closing of the Offering was contemplated to occur on or around January 31, 2019 and was subject to being approved by the Company’s shareholders at the Company’s 2019 Annual Meeting.

On December 23, 2019, the Company and the Series H Investors entered into Termination Agreements (the “Termination Agreements”), pursuant to which the Company and the Series H Investors relinquish their respective rights under the Series H SPA. The Company deemed it in the best interest of the Company to terminate the Series H SPA and, in order to induce the Series H Investors to agree to such termination, the Company granted to the Series H Investors warrants to purchase up to 4,750,000 shares of Common Stock (“Warrants”) pursuant to the terms of the Form of Termination Agreement and Form of Warrant attached thereto.

In connection with the Termination Agreements, the Company agreed to compensate Bradley Woods & Co. and its permitted assignees 500,000 warrants to purchase Common Stock, which warrants will be substantially in the form of the Form of Warrant attached hereto as Exhibit 10.3 for providing strategic consulting advice in the capital markets and in connection with the transactions contemplated by the Termination Agreements.

Warrants

Pursuant to the terms of the  Form of Termination Agreement and Form of Warrant attached thereto, the Company granted the Series H Investors warrants to purchase up to 4,750,000 shares of Common Stock (“Warrants”). The Warrants will be exercisable, in whole or in part, which at any time or times on or after the six (6) month anniversary of the Issuance Date (the “the Initial Exercisability Date”), at an exercise price of $1.00 per share (the “Exercise Price”). The Warrants will be exercisable for 60 months following the Initial Exercisability Date.

If on or after the Initial Exercisability Date, a registration statement under the 1933 Act registering the resale of the shares of Common Stock underlying the Warrants (“Warrant Shares”) is not available (“Unavailable Warrant Shares”) for the resale of such Unavailable Warrant Shares, the Series H Investors may exercise the Warrants by means of a “cashless exercise”. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if such holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that each holder may increase or decrease the Beneficial Ownership Limitation by giving notice to the Company; provided, however, that any increase of the Beneficial Ownership Limitation will only take effect upon 61 days’ prior notice to the Company, but not to any percentage in excess of 9.99%.

The Exercise Price and number of Warrant Shares issuable upon the exercise of the Warrants will be subject to adjustment in the event of any stock dividends, forward or reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants.

Total gross proceeds to the Company, assuming full exercise of the Warrants by payment of the exercise price in cash will be $4,750,000.

The Company has relied upon the exemption from registration provided by Rule 506(b) of Regulation D under the Securities Act of 1933, in connection with the issuance of the Warrants.

The above descriptions of the Termination Agreements and Warrants do not purport to be complete and are qualified in their entirety by the full text of the Form of Termination Agreement and the Form of Warrant which are attached hereto as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Items 1.01 and 1.02 of this Report with respect to the issuance of the Series G-1 Preferred Shares in exchange for the Series G Preferred Shares and the Series H-1 Preferred Shares and the grant of the Warrants, respectively, is incorporated by reference into this Item 3.02.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Exchange Agreement, prior to the Closing Date of the Exchange described in Item 1.01 of this Current Report on Form 8-K, the Company shall file the Certificate of Designation with the Secretary of State for the State of Delaware. The Certificate of Designation shall designate a new class of preferred stock as “Series G-1 Convertible Preferred Stock” in the aggregate amount of 5,500 shares. The Series G-1 Preferred Shares will have a stated value of $1,000 per share of Series G-1 Preferred Shares and an initial Conversion Price as described Section 5(b)(ii) of the Certificate of Designation. The summary of the rights, powers, and preferences of the Series G-1 Preferred Shares set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

A copy of the Form of Certificate of Designation is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 8.01 Other Events

On December 5, 2019, the Company completed the spin-off of its wholly-owned subsidiary Taronis Fuels, Inc. (“Taronis Fuels Spin-Off”). In connection with the Taronis Fuels Spin-Off, the Company will be (a) issuing proforma unaudited financial statements of the Company as of December 31, 2018 and 2017 and for the years ended December 31, 2018 and 2017 and subsequent interim periods of the Company giving effect to the Taronis Fuels Spin-Off, which the Company anticipates filing with the SEC in a separate Current Report on Form 8-K under Item 901(b)(1) of Form 8-K and (b) reissuing audited financial statements of the Company as of December 31, 2018 and 2017 and for the years ended December 31, 2018 and 2017 to reflect the reclassification of the operations divested in the Taronis Fuels Spin-Off as discontinued operations, which the Company anticipates filing with the SEC in a separate Current Report on Form 8-K under Item 8.01 of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Certificate of Designation for Series G-1 Convertible Preferred Stock
10.1	Form of Exchange Agreement dated December 23, 2019
10.2	Form of Termination Agreement dated December 23, 2019
10.3	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2019

TARONIS TECHNOLOGIES, INC.

/s/ Scott Mahoney
By:	Scott Mahoney
Its:	Chief Executive Officer